UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2015 (August 2, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 3 2015, Mr. Charles M. Gillman provided On Track Innovations Ltd. (the “Company”) written notice of his immediate resignation from the board of directors (the “Board”) of the Company. Mr. Gillman serves on the board of directors of a number of companies and resigned from the Company’s Board (and its subsidiaries) so that he can spend more time on his growing list of other board commitments. Mr. Gillman’s resignation did not involve any disagreement with the Company, the Company's management or the Board.

On August 3, 2015, Mr. Dimitrios Angelis will cease to be the chief executive officer of OTI America, Inc., the Company’s U.S. subsidiary. Mr. Angelis also resigned from the Company’s Board (and its subsidiaries), effective immediately. Mr. Angelis’s resignation did not involve any disagreement with the Company, the Company's management or the Board.

(c)           On August 2, 2015, the Board appointed Mr. Shlomi Cohen, age 51, to serve as the Company’s new Chief Executive Officer, succeeding former Chief Executive Officer, Mr. Ofer Tziperman, effective as of August 11, 2015.

Prior to joining oti, Mr. Cohen, served as president and chief executive officer of RayV Technologies Ltd. from 2012 until it was acquired by Yahoo! in 2014. Prior to that and from 2010 to 2012, Mr. Cohen served as president of Europe Middle-East Africa for NICE Systems Ltd (Nasdaq: NICE). Mr. Cohen has also held sales positions with a number of leading technology companies, including Nokia (2007-2010), Siemens (2003-2007), BATM Advanced Communications (1998-2002) and Eldor Computers (1990-1995).

The Company issued a press release announcing Mr. Cohen’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company and Mr. Cohen entered into an employment agreement, effective August 2, 2015, which provides that Mr. Cohen will enter into office as the Chief Executive Officer of the Company on August 11, 2015, in consideration of a monthly gross salary of NIS 90,000 and other standard benefits. In addition, and pursuant to the employment agreement, Mr. Cohen shall receive options to purchase 200,000 ordinary shares of the Company and shall be eligible to receive an annual bonus of up to 12 months’ gross base salary, all subject to the approval of the Company’s general meeting of shareholders. The Company intends to submit Mr. Cohen’s employment agreement for approval at the Company’s next general meeting of shareholders.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated August 2, 2015, by and between the Company and Mr. Shlomi Cohen

17.1	Letter of Resignation from Mr. Charles M. Gillman dated August 3, 2015

17.2	Letter of Resignation from Mr. Dimitrios Angelis dated July 31, 2015

99.1	Press Release dated August 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: August 3, 2015	By:	/s/ Dilip Singh
	Name:	Dilip Singh
	Title:	Chairman of the Board

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